Exhibit 10.8.20.11

FORBEARANCE AGREEMENT, LIMITED WAIVER

AND CONSENT OF GUARANTORS

                This FORBEARANCE AGREEMENT, LIMITED WAIVER AND CONSENT OF GUARANTORS (this “Forbearance”) is dated as of October 18, 2007 and entered into by and among WESTAFF, INC., a Delaware corporation (“Parent”), WESTAFF (USA), INC., a California corporation (“US Borrower”), WESTAFF (U.K.) LIMITED, a limited liability company incorporated under the laws of England and Wales (“UK Borrower”) WESTAFF SUPPORT, INC., a California corporation (“Term Borrower”, and together with US Borrower and UK Borrower, the “Borrowers”), the financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION, as agent (in such capacity, the “Agent”) for the US Revolving Lenders, the Term Lenders and the UK Revolving Lenders (as defined in the Credit Agreement referred to below) and as a US Revolving Lender, a UK Revolving Lender and a Term Lender, and BANK OF AMERICA, N.A., as a US Revolving Lender, a UK Revolving Lender and a Term Lender, is made with respect to the subject matter contained herein.

Recitals

                Whereas, the Parent, the Borrowers, the Lenders and Agent have entered into that certain Multicurrency Credit Agreement dated as of May 17, 2002 as amended by that certain First Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of October 31, 2002, as further amended by that certain Second Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of June 13, 2003, that certain Third Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of September 25, 2003, that certain Fourth Amendment to Multicurrency Credit Agreement, Limited Waivers and Consent of Guarantors, dated as of February 20, 2004, that certain Fifth Amendment to Multicurrency Credit Agreement and Consent of Guarantors, dated as of July 31, 2004, that certain Sixth Amendment to Multicurrency Credit Agreement and Consent of Guarantors, dated as of January 5, 2004, that certain Seventh Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors, dated as of August 19, 2005, that certain Eighth Amendment to Multicurrency Credit Agreement, Limited Waiver and Consent of Guarantors dated as of March 1, 2006, that certain Ninth Amendment To Multicurrency Credit Agreement And Consent Of Guarantors. dated as of July 25, 2006, that certain Tenth Amendment To Multicurrency Credit Agreement and Consent of Guarantors dated as of January 2, 2007, and that certain Eleventh Amendment To Multicurrency Credit Agreement and Consent of Guarantors dated as of May 24, 2007  and as further modified by certain consents and waivers of the Lenders prior to the date hereof (as so amended and modified, the “Credit Agreement”; capitalized terms used in this Forbearance without definition shall have the meanings given such terms in the Credit Agreement); and

                Whereas, certain Events of Default described in Annex I attached hereto (the “Specified Events of Default” have occurred and are continuing and the Agent and Lenders have the right to enforce their rights and remedies with respect to the Obligations under the Loan Documents; and

                Whereas, Borrowers have asked that the Agent and the Lenders waive the Waived Event of Default (as defined herein) described in Section 6.1 hereof, and the Agent and the Lenders have agreed to waive the Waived Event of Default; and

                Whereas, the Borrowers have requested that the Agent and each Lender agree to forbear, and Agent and each Lender are willing to forbear to the extent provided herein and subject to the terms and conditions contained herein, from enforcing any remedies available to them under the Loan Documents that arise as a result of the Specified Events of Default for a limited period of time, and to continue advancing Loans under the Credit Agreement, provided that the Credit Parties meet the conditions set forth here in and otherwise comply with this Forbearance.

                Now, therefore, in consideration of the premises and the mutual agreements set forth herein and for other consideration the receipt of and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             RECITALS.  The recitals set forth above are true and correct and are hereby incorporated into the body of this Forbearance by reference.

2.             DEFINED TERMS.  The following terms shall have the meanings set forth below:

2.1        “Effective Date” means the date on which all conditions to the effectiveness of this Forbearance set forth in Section 8 shall have been satisfied.

2.2        “Forbearance Default” means:

(a)                   After giving effect to the agreements of the parties set forth herein, the occurrence of any Default or Event of Default other than the Specified Events of Default; or

(b)                   the failure of any representation or warranty made by any Borrower or any other Credit Party under or in connection with this Forbearance (including any representation or warranty required to be made from time to time pursuant to Section 5.5 of this Forbearance) to be true and complete in all material respects as of the date when made; or

(c)                   at any time during the first sixty (60) days of the Forbearance Period (such period, the “Initial Forbearance Period”), the US Borrower shall have Borrowing Availability of less than U.S. $1,000,000 for more than any two (2) consecutive Business Days; or

(d)                   the failure, as of the tenth (10th) Business Day after the expiration of the Initial Forbearance Period and as of the end of each seven (7) day period thereafter, of the US Borrower to have an average daily Borrowing Availability for the immediately preceding ten (10) Business Days of at least U.S. $8,000,000; or

(e)                   any default (other than any other Forbearance Default) by Borrowers or any other Credit Party under this Forbearance, including, without limitation, a breach by such Borrower or Credit Party of any covenant or obligation specified below or the failure of any Borrower or any other Credit Party to perform any of its obligations hereunder, and, except with respect to a breach of this Forbearance that cannot be cured (including, without limitation, a breach of Section 5.2), such default continues for five (5) Business Days; or

(f)                    the commencement of a receivership, insolvency proceeding under any of the Insolvency Laws, assignment for the benefit of creditors or other action with respect to any Borrower or any other Credit Party seeking the issuance of a warrant of attachment, execution, distraint or similar process resulting in control or possession against any material part of such Borrower’s or Credit Party’s assets.

2.3        “Forbearance Period” means the period of time from the Effective Date to and including the Forbearance Termination Date

2.4        “Specified Events of Default” means those Events of Default described on Annex I to this Forbearance.

2.5        “Forbearance Termination Date” means the earlier to occur of (a) 5:00 p.m., Los Angeles time, on February 15, 2008, or (b) the date upon which a Forbearance Default occurs.

2.6        “Waived Event of Default” means that Event of Default described in Section 6.1 of this Forbearance.

3.             FORBEARANCE.  Subject to the conditions and upon the terms set forth in this Forbearance:

3.1        Each of the Borrowers and the other Credit Parties agrees and acknowledges that (i) each of the Specified Events of Default has occurred and is continuing, (ii) each of the Specified Events of Defaults is incurable and is not subject to any grace or cure period, (iii) except for the Specified Events of Default and the Waived Event of Default, no other Defaults or Events of Default have occurred and are continuing as of the date hereof, and (iv) but for this Forbearance Agreement, each Specified Event of Default would relieve Agent and Lenders from any obligation to make any Loans or provide other financial accommodations under the Credit Agreement and other Loan Documents, and in accordance with the terms of the Loan Documents would entitle Agent, Lenders and/or the Requisite Lenders, as applicable, to, among other things, (A) suspend or terminate any commitment to provide Swing Line Loans, Revolving Loans, Term Loans or UK Revolving Loans or provide other financial accommodations, including Letters of Credit,  under any or all of the Credit Agreement and the other Loan Documents, (B) declare all Obligations to be immediately due and payable and without notice or demand, and/or (C) take any and all enforcement actions (including, without limitation, the enforcement of liens and security interests in the Collateral) or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement or other Loan Documents or applicable law.

3.2        Provided that no Forbearance Default occurs, each of the Agent and the Lenders agrees that, (a) until the expiration of the Forbearance Period and except as set forth in this Forbearance, it will forbear from the exercise of default-related remedies with respect to the Obligations against Borrowers or any other Credit Party under the Credit Agreement or any other Loan Document (“Default-related Remedies”) solely with respect to the Specified Events of Default; and (b) during the Forbearance Period, the Lenders agree to continue to advance Loans subject to the terms and conditions set forth herein and the terms and conditions of the Credit Agreement and the other Loan Documents; provided, however, from and after the date of this Forbearance, the Lenders shall have no obligation to make LIBOR Loans or convert any US Index Rate Loans into LIBOR Loans.

3.3        On the Forbearance Termination Date, Agent’s and any Lenders’ agreement hereunder to forbear from exercising their Default-related Remedies with respect to the Specified Events of Default shall immediately and automatically terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which each of the Borrowers and the other Credit Parties waives.  Each of the Borrowers and the other Credit Parties agrees that Agent and Lenders may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement and other Loan Documents and/or applicable law or equity, including, without limitation, their respective Default-related Remedies in connection with the Specified Events of Default.

3.4        The Borrowers and the other Credit Parties further acknowledge and agree that neither any action taken or not taken by Agent or any Lender prior to the date hereof nor the execution and delivery of this Forbearance (i) other than as expressly set forth in Section 6.1 with respect to the waiver of the Waived Event of Default constitutes a waiver of any Default or Event of Default, including the Specified Events of Default, or (ii) prejudices any rights or remedies which the any Agent or any Lender may have, now or in the future, under any of the Loan Documents or in law or equity, including any rights or remedies with respect to the Specified Events of Default except solely to the extent that the Agent and Lenders have agreed, subject to the terms and conditions of this Forbearance, to forbear during the Forbearance Period from exercising their rights and remedies with respect to the Specified Events of Default.

3.5        Any agreement by Agent and Lenders to extend the Forbearance Period must be set forth in writing and signed by the respective officers of Agent and the Requisite Lenders.  Each of the Borrower and the other Credit Parties acknowledges that Agent and Lenders have not made any assurances concerning any possibility of an extension of the Forbearance Period and are under no obligation whatsoever to consider or enter into such an extension.

4.             ACKNOWLEDGMENT OF DEFAULT RATE.  Each of the Borrowers and the other Credit Parties agree and acknowledge that, pursuant to section 1.5(d) of the Credit Agreement and notwithstanding this Forbearance, from and after July 7, 2007 the interest rate applicable to the Loans (including any Loans advanced during the Forbearance Period) and the Letter of Credit Fees (but not the Unused Line Fee), shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Letter of Credit Fees otherwise applicable under the Credit Agreement.

5.             ADDITIONAL AGREEMENTS OF THE PARTIES.

5.1        Notwithstanding paragraph b of Annex G of the Credit Agreement, the parties hereto agree that the Borrowers and other Credit Parties shall not, during the Forbearance Period, be required to satisfy the Fixed Charge Coverage Ratio if the US Borrower has Borrowing Availability of less than U.S. $7,500,000 on any date of determination specified in the Credit Agreement, and such failure to so comply during the Forbearance Period shall not constitute a Default or an Event of Default under the Credit Agreement.

5.2        Notwithstanding paragraph (c)(ii) of Annex G of the Credit Agreement, the parties hereto agree that the Borrowers and other Credit Parties shall not be required to satisfy the minimum EBITDA requirement specified therein for the quarter ending November 3, 2007, provided however, the Parent and its Subsidiaries shall have a minimum EBITDA for the 13 Fiscal Periods ended November 3, 2007 of at least $1,000,000, and any such failure shall not constitute a Default or an Event of Default under the Credit Agreement unless the minimum EBITDA requirement set forth in the proviso above is not then satisfied.

5.3        The US Borrower agrees that it shall provide to the US Agent consolidated and consolidating projections for Parent and its Subsidiaries for each Fiscal Period through the end of Fiscal Year 2008.  Such projections shall include consolidated and consolidating income statements, balance sheets and statements of cash flows for Parent and its Subsidiaries.  The US Borrower will deliver such projections no later than November 15, 2007.

5.4        In consideration of this Forbearance and the other agreements set forth herein, the Borrowers hereby agree to pay to US Agent for the benefit of US Agent and the Lenders an aggregate fee of $183,333 (the “Forbearance Fee”), which fee shall be payable in four installments of $45,833.25, (i) the first installment of which shall be paid by Borrowers no later than the Effective Date, (ii) the second installment of which shall be paid by Borrowers no later than the 30th day following the Effective Date, (iii) the third installment of which shall be paid by Borrowers no later than the 60th day following the Effective Date, and (iv) the fourth installment of which shall be paid by Borrowers no later than the 90th day following the Effective Date, provided however, that the US Agent and Lenders hereby agree that if this Forbearance Letter is terminated by written mutual agreement of the parties hereto (which agreement shall be conditioned upon (a) the US Borrower having achieved Borrowing Availability acceptable to the Agent and Lenders, (b) the US Borrower having successfully negotiated a reduction of its outstanding letter of credit in favor of [Travelers] on terms acceptable to Agent and the Lenders, (c) the Borrowers having met (in the determination of the Agent and Lenders) the projections delivered pursuant to Section 5.3 of this Forbearance (which projections shall be satisfactory to Agent and Lenders), and (d) successful negotiation of a mutually acceptable credit agreement or amendment to the existing Credit Agreement (it being understood that any such credit agreement or amendment shall be subject to the credit approval of the Lenders)), any installment due on a date after such termination date shall no longer be payable by the Borrowers.  Except as set forth in the proviso of the immediately preceding sentence, the entire Forbearance Fee shall be payable irrespective of whether the Forbearance Termination Date occurs on or before the date upon which any installment of the Forbearance Fee is payable in accordance with the immediately preceding sentence, and the Forbearance Fee (or any portion thereof) shall not be refundable to the Borrowers under any circumstances, including, without limitation the occurrence of the Forbearance Termination Date before February 15, 2008.  This provision shall survive any termination of this Forbearance.

5.5        The Borrowers hereby agree that in addition to any requirements set forth in the Credit Agreement, at any time the representations and warranties in the Credit Agreement are required to be made or are deemed to be made in the Credit Agreement or under any other Loan Document (including, without limitation, in connection with an Advance), the Parent and the US Borrower, jointly and severally, and the UK Borrower only in respect of itself, severally, will be deemed to represent and warrant that no event has occurred and is continuing that would constitute a Forbearance Default (without giving effect to any grace period set forth in clause (f) of such definition).

6.             LIMITED WAIVER OF EVENT OF DEFAULT.  Subject to the satisfaction of the conditions set forth herein, the Agent and the Lenders hereby agree as follows:

6.1        The Agents and the Lenders hereby waive the Event of Default under the Credit Agreement that occurred due to the failure of the US Borrower to pay on August 18, 2007, or at any time thereafter, amounts owing under that certain Amended and Restated Unsecured Subordinated Note in favor of Robert W. Stover due August 18, 2007.

7.             REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE BORROWERS.  The Parent and the US Borrower, jointly and severally, and the UK Borrower, only in respect of itself, severally, make the following representations and warranties to each Lender and each Agent with respect to all Credit Parties:

7.1        Power and Authority.  Each of the Credit Parties has all corporate or other organizational power and authority to enter into this Forbearance and, as applicable, the Consent of Guarantors attached hereto (the “Consent”), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this Forbearance (including, without limitation, the Consent).

7.2        Due Authorization, Non-Contravention.  The execution, delivery and performance by each Credit Party of this Forbearance and the Consent, as applicable, and the performance of the obligations of each Credit Party under or in respect of this Forbearance (including, without limitation, the Consent) (a) have been duly authorized by all necessary corporate, limited liability company or partnership action, (b) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement, as applicable, (c) do not violate any law or regulation or any order or decree of any court or Governmental Authority of the United States or the United Kingdom or, in each case, any political subdivision thereof, (d) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, except where any such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (e) do not result in the creation or imposition of any Lien on any of the property of such Person.

7.3        Execution, Delivery and Enforceability.  This Forbearance and the Consent have been duly executed and delivered by each Credit Party which is a party thereto and this Forbearance and the Consent, constitute the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their terms, except as enforceability may be limited by Insolvency Laws or similar laws affecting creditors’ rights generally or by general equitable principles.

7.4        No Default, Event of Default or Forbearance Default.  Except for the Specified Events of Default, no event has occurred and is continuing after giving effect to this Forbearance (including, without limitation, the Consent) or will result from the execution and delivery of this Forbearance or the Consent that would constitute a Default, an Event of Default or a Forbearance Default (without giving effect to any grace period set forth in clause (f) of such definition).

7.5        Representations and Warranties.  After giving effect to this Forbearance, each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Forbearance, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

7.6        Other Material Agreements.  The occurrence of the Specified Events of Default do not result in a breach or default under any other material agreement or contract to which any of the Borrowers or Credit Parties are a party or by which its property may be bound, except for any such breaches or defaults which have been waived.

8.             CONDITIONS TO EFFECTIVENESS OF THIS FORBEARANCE.  This Forbearance shall be effective as of the date that all of the following conditions are satisfied, as determined by the Agent:

(i) such Forbearance has been signed by, and when counterparts hereof shall have been delivered to the US Agent or its counsel (by hand delivery, mail or telecopy) by the Parent, the Borrowers and the Lenders;

(ii) each Guarantor shall have delivered to the US Agent or its counsel executed counterparts of the Consent;

(iii) Borrowers shall have paid to the US Agent for the pro-rata benefit of the Lenders the first installment of the Forbearance Fee as required by Section 4.4 hereof;

(iv) Borrowers shall have delivered to the US Agent or its counsel a certificate certifying (x) that the charters, bylaws (or other similar organizational documents) and resolutions authorizing the execution, delivery and performance by the Credit Parties of their obligations under the Credit Agreement and the other Loan Documents, each in the form delivered to the Agent on the Closing Date, are in full force and effect and have not been amended, rescinded or otherwise modified as of the date of this Forbearance (other than an amendment to Parent’s bylaws to increase the number of members of the board of directors from five to nine), (y) that the resolutions attached thereto are the only resolutions adopted with respect to this Forbearance, and (z) that no further authorization or consent is required to be obtained with respect to the execution, delivery and performance of this Forbearance, the Consent and the Credit Agreement as modified hereby; and an incumbency certificate for each Credit Party; and

(v) the US Borrower on behalf of itself and the other Credit Parties and the UK Borrower on behalf of itself shall have delivered to the US Agent or its counsel a certificate certifying that the representations and warranties contained herein and in the Loan Documents are true and correct in all material respects as of such date (except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date), and other than the Specified Events of Default, no Default, Event of Default or Forbearance Default (without giving effect to any grace period set forth in clause (f) of such definition) has occurred and will be continuing (after giving effect to this Forbearance, including Section 6.1 hereof).

9.             EFFECT OF LIMITED WAIVER, FORBEARANCE; RATIFICATION.  This Forbearance is a Loan Document.  From and after the date on which this Forbearance becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended or supplemented hereby.  Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.  Each of the Parent and each Borrower confirms that, as amended hereby, each of the Loan Documents is in full force and effect.  The limited waiver contained in Section 6.1 hereof, and the forbearance contained herein, are limited to the precise terms hereof, and neither the Agent nor any Lender is obligated to consider or consent to any additional request by any Borrower, any Credit Party or any other Person for any other forbearance, waiver, consent or amendment with respect to the Credit Agreement or any Loan Documents.  Each of the Borrowers and the other Credit Parties acknowledges that the Lenders and the Agent have not made any assurances concerning any possibility of an extension of the Forbearance Period.  The forbearance contained herein is not and shall not be deemed to be a waiver of the Agent’s or any Lender’s right to payment of any principal, interest or fees owing in respect of the Loans or any of the other Obligations under the Credit Agreement or any other Loan Document.

10.           ACKNOWLEDGMENT OF OUTSTANDING AMOUNTS.  Each of the Borrowers and the other Credit Parties hereby acknowledges and agrees that the aggregate outstanding principal amount of the US Revolving Loan is $36,639,049.00 (all in the form of outstanding Letters of Credit as of October 16, 2007) and the aggregate outstanding principal amount of the UK Revolving Loan is £9,833.71 (as of October 16, 2007), and that such principal amounts, plus interest and fees, are payable pursuant to the Credit Agreement and other Loan Documents without defense, offset, withholding, counterclaim or deduction of any kind.  This section shall any survive termination of this Forbearance.

11.           RELEASE AND WAIVER OF CLAIMS, DEFENSES AND RIGHTS OF SET OFF.  Each of the Parent and the Borrowers acknowledges that the US Agent, the UK Agent and the Lenders have performed all obligations and duties owed to the Parent and the Borrowers under the Loan Documents through the date hereof, and each such party further, acknowledges, represents and warrants that none of the Parent or the Borrowers has any claim, cause of action, defense, or right of set off against the US Agent, the UK Agent or any Lender or Lenders, and, to the extent that any such party has any such rights, each of the Parent and the Borrowers hereby releases, waives, and forever discharges the US Agent, the UK Agent and the Lenders (together with each of their predecessors, successors and assigns) and each of their officers, directors, employees, agent and representatives from each action, cause of action, suit, debt, defense, right of set off, or other claim whatsoever, in law or in equity, known or unknown against the US Agent, the UK Agent or the Lenders, or such officers, employees, agent or representatives.  Each of the Parent and each Borrower hereby specifically waives as against the US Agent, the UK Agent or the Lenders any rights they or any of them may have under Section 1542 of the California Civil Code, which provides as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  This section shall survive any termination of this Forbearance.

12.           APPLICABLE LAW.  THIS FORBEARANCE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES.  THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS FORBEARANCE.

13.           COMPLETE AGREEMENT.  This Forbearance sets forth the complete agreement of the parties in respect to the subject matter hereof.  The execution, delivery and effectiveness of this Forbearance do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document or constitute a course of dealing or any other basis for altering the Obligations of any Credit Party.

14.           CAPTIONS; COUNTERPARTS.  The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Forbearance may be executed by one or more of the parties to this Forbearance on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Forbearance, Limited Waiver and Consent of Guarantors effective as of the date set forth above.

WESTAFF (USA), INC.
By:	/s/ Dawn Jaffray
Name:	Dawn Jaffray
Title:	CFO & SVP
WESTAFF SUPPORT, INC.
By:	/s/ Dawn Jaffray
Name:	Dawn Jaffray
Title:	SVP & CFO
WESTAFF (U.K.) LIMITED
By:	/s/ Michael Willis
Name:
Title:
GENERAL ELECTRIC CAPITAL CORPORATION,
as US Agent, UK Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender

By:	/s/ Robert M. Brichacek
Name:	Robert M. Brichacek
Title:	Authorized Signatory
BANK OF AMERICA, N. A.,
as Documentation Agent, a US Revolving Lender, a Term Lender and a UK Revolving Lender
By:	/s/ David Knoblauch
Name:	David Knoblauch
Title:	SVP

S10

The following Person is a signatory to this Forbearance, Limited Waiver and Consent of Guarantors in its capacity as a Credit Party and not as a Borrower.

WESTAFF, INC.

By:	/s/ Dawn Jaffray
Name:	Dawn Jaffray
Title	SVP & CFO

S11

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrowers under the Credit Agreement and each other Loan Document (including US Borrower and Term Borrower in its capacity as a Guarantor of the Obligations of the other Borrowers) and hereby (a) consents to the foregoing Forbearance, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Forbearance, including without limitation, the imposition of the Default Rate, the obligations of each of the undersigned Guarantors are not impaired or affected and the Parent Guaranty, the Subsidiary Guaranty, and the cross-guaranty contained in the Credit Agreement continue in full force and effect, and (c) ratifies the Parent Guaranty, the Subsidiary Guaranty or the cross-guaranty contained in the Credit Agreement, as applicable, and each of the Loan Documents to which it is a party and further ratifies the Liens granted by it to any Agent for its benefit and the benefit of the Lenders.

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Consent-1

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

WESTAFF, INC.

By	/s/ Dawn Jaffray
Name:	Dawn Jaffray
Title:	SVP & CFO

WESTERN MEDICAL SERVICES, INC., a California corporation

By:	/s/ Dawn Jaffray
Name:	Dawn Jaffray
Title:	SVP & CFO

WESTAFF (USA), INC.

By:	/s/ Dawn Jaffray
Name:	Dawn Jaffray
Title:	SVP & CFO

WESTAFF SUPPORT, INC.

By:	/s/ Dawn Jaffray
Name:	Dawn Jaffray
Title:	SVP & CFO

MEDIAWORLD INTERNATIONAL

By:	/s/ Dawn Jaffray
Name:	Dawn Jaffray
Title:	SVP & CFO

Annex I

Specified Events of Default

1.                                 Parent and its Subsidiaries have failed to maintain, on a consolidated basis, for the 13 Fiscal Periods ended August 4, 2007, and for the 13 Fiscal Periods ended September 1, 2007, a Minimum Fixed Charge Coverage Ratio of not less than 1.25 to 1.0, as required by paragraph (b) of Annex G to the Credit Agreement.

2.                                       Parent and its Subsidiaries have failed to have, on a consolidated basis, at the end of the Fiscal Quarter ended July 7, 2007, for the 13 Fiscal Periods then ended, a Minimum EBITDA of $9,000,000, as required by  paragraph (c) of Annex G to the Credit Agreement.